Exhibit 99.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

November 25, 2009

To Each Person Listed on

the Attached Schedule I

Re:	CenterPoint Energy Houston Electric, LLC; CenterPoint Energy Restoration Bond Company, LLC Constitutional Issues

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Energy Restoration Bond Company, LLC, a Delaware limited liability company (the “Issuer”), and CenterPoint Energy Houston Electric, LLC (“CenterPoint Houston”), an operating electric utility organized under the laws of the State of Texas, in connection with the purchase by the Issuer on the date hereof of the System Restoration Property, as defined in the System Restoration Property Sale Agreement referred to below, from CenterPoint Houston, the issuance by the Issuer of the System Restoration Bonds referred to below, and the related transactions described below.

THE TRANSACTION

Pursuant to the Public Utility Regulatory Act (“PURA”), as amended in 2009 by the System Restoration Amendments (“SRA”) (codified at TEX. UTIL. CODE ANN. §§ 36.401-406), the Public Utility Commission of Texas (the “Commission”) issued a financing order on August 26, 2009 (the “Financing Order”) authorizing CenterPoint Houston to issue system restoration bonds to recover certain qualified costs eligible for securitization under Chapter 36, Subchapter I. The SRA specifies that securitizations thereunder shall be subject to the standards, procedures, and protections governing transition cost securitizations, under Chapter 39, Subchapter G of PURA.1 On the date hereof, CenterPoint Houston has sold its rights and interests under the Financing Order, which became the System Restoration Property2 upon such transfer, to the Issuer under the System Restoration Property Sale Agreement dated as of November 25, 2009 (the “System Restoration Property Sale Agreement”), by and between CenterPoint Houston and the Issuer and the related bill of sale dated as of November 25, 2009, 2009. Under the System Restoration Property Servicing Agreement dated as of November 25, 2009, by and between CenterPoint Houston, in its capacity as Servicer, and the Issuer,

[1]	See TEX. UTIL. CODE ANN. § 36.403(a) (“The procedures and standards of this subchapter and the provisions of Subchapter G, Chapter 39, govern an electric utility’s application for, and the commission’s issuance of, a financing order to provide for the securitization of system restoration costs, or to otherwise provide for the recovery of system restoration costs”); id. § 36.403(b) (“and the rights and interests established in the order, and this subchapter and Subchapter G, Chapter 39 continue to govern any transition bonds issued pursuant to the financial order”) (emphasis added).
[2]

The Registration Statement and some of the Transaction Documents use the term “system restoration property,” while the Financing Order and some other documents use the term “transition property.” The two terms have the same meaning and are interchangeable. This opinion uses the term “system restoration property.”

To Each Person Listed on

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CenterPoint Houston has agreed to service the System Restoration Property. Under the Administration Agreement dated as of November 25, 2009, by and between CenterPoint Houston, in its capacity as Administrator, and the Issuer, CenterPoint Houston has agreed to perform certain administrative services on behalf of the Issuer. On the date hereof, the Issuer has issued its Senior Secured System Restoration Bonds (the “System Restoration Bonds”) under an Indenture dated as of November 25, 2009 (“Indenture”), by and between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 25, 2009 between the Issuer and the Trustee (“First Supplemental Indenture”).

As used herein, “Transaction Documents” means the above-referenced documents, and “Transaction” means the transactions contemplated by the Transaction Documents. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Indenture as supplemented by the First Supplemental Indenture.

OPINIONS REQUESTED

You have requested our opinion as to:

(a) whether the holders of the System Restoration Bonds (the “Bondholders”) could challenge successfully under the Contract Clause of the United States Constitution (Article I, Section 10; and herein “Federal Contract Clause”) or under the Contract Clause of the Texas Constitution (Article I, Section 16; and herein “Texas Contract Clause”) the constitutionality of any action by the State of Texas (including the Commission) of a legislative character, including the repeal, amendment, or modification of the SRA or the securitization provisions contained in Chapter 39 of PURA (hereafter referred to jointly as the “Securitization Provisions of PURA”), that a court of competent jurisdiction would determine repeals, amends, or violates the pledge set forth in Section 39.310 of PURA (the “Pledge”), in a manner that substantially impairs the value of the System Restoration Property, or substantially reduces, alters, or impairs the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) (any such impairment being referred to herein as “an impairment”), prior to the time the System Restoration Bonds are fully paid and discharged; and

(b) whether, under the Fifth Amendment to the United States Constitution, which provides in relevant part, “nor shall private property be taken for public use, without just compensation” (“Federal Takings Clause”), or Article I, Section 17 of the Texas Constitution, which provides that “[n]o person’s property shall be taken, damaged, or destroyed for or applied to public use without adequate compensation being made, unless by the consent of such person” (“Texas Takings Clause”), a reviewing court would find a compensable taking if the State takes action of a legislative character that repeals, amends or violates the Pledge or takes other action in contravention of the Pledge that the court concludes (i) permanently appropriates the System Restoration Property or System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) or denies all economically productive use of the System Restoration Property or System Restoration Charges (other than specified true-up

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adjustments to correct any overcollections and undercollections); or (ii) destroys the System Restoration Property or System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) other than in response to emergency conditions; or (iii) substantially impairs the value of the System Restoration Property or a substantial property interest of the Bondholders in the System Restoration Property or System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections), and deprives the Bondholders of their reasonable expectations arising from their investments in the System Restoration Bonds (a “taking”).

You have also inquired as to the circumstances under which injunctive relief would be available to address a legislative act that would cause such impairments.

FACTS AND ASSUMPTIONS

In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the System Restoration Property Sale Agreement; (ii) the Indenture (as supplemented by the First Supplemental Indenture); (iii) the Registration Statement (including the prospectus and prospectus supplement included therein) initially filed with the Securities and Exchange Commission on October 7, 2009, as amended and as declared effective by the Securities and Exchange Commission with respect to the System Restoration Bonds (“Registration Statement”); (iv) the Securitization Provisions of PURA; (v) the Financing Order; and (vi) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. We have assumed that any Texas legislation impairing the value of System Restoration Bonds and the System Restoration Property would constitute a substantial modification of the Securitization Provisions of PURA, which provide support for the System Restoration Property or System Restoration Bonds.

We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement, and such other documents relating to the Transaction as we deemed advisable, including the factual representations, warranties, and covenants contained therein as made by the respective parties thereto.

To Each Person Listed on

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Members of this firm are admitted to the bar of the State of Texas. Our opinions herein are limited to the laws of the State of Texas and the federal laws of the United States of America as in effect on the date hereof. We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Texas or the federal laws of the United States of America other than to the extent specifically referred to herein.

PLEDGE OF THE STATE OF TEXAS

Section 39.310 of PURA sets forth a pledge by the State of Texas, “for the benefit and protection of financing parties and the electric utility,” in a securitization transaction contemplated by the SRA:

Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full.

TEX. UTIL. CODE ANN. § 39.310 (Vernon 2007).3 Section 39.310 also authorizes the Issuer “to include this pledge in any documentation relating to those bonds.” Id. “Transition bonds,” as used in Subchapter G of Chapter 39, includes bonds issued in association with the recovery of system restoration costs, which we refer to, in this opinion, as system restoration bonds; and “transition charges,” as used in Subchapter G of Chapter 39, includes system restoration charges. TEX. UTIL. CODE ANN. § 36.403(e) & (f). We note that the Pledge is quoted in the System Restoration Bonds and in the Indenture.

ANALYSIS

If Texas were to take action of a legislative character – including the repeal, amendment, or modification of the Securitization Provisions of PURA – that a court would

[3]	Section 39.307, entitled “True-Up,” provides:
A financing order shall include a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the transition bonds, to correct any overcollections or undercollections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds.

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determine violates the Pledge in a manner that substantially impairs the value of the System Restoration Property or substantially reduces, alters, or impairs the System Restoration Charges, such action would raise issues under the Contract Clause of the Texas Constitution, the Contract Clause of the United States Constitution, the Takings Clause of the Texas Constitution, and the Takings Clause of the United States Constitution. Such action would be invalidated if it violates any one of those four constitutional provisions. We address each of those provisions in turn.

A. The Contract Clauses

The Texas and Federal Constitutions, through their respective Contract Clauses, limit the power of the Texas Legislature to enact laws “impairing the obligation of contracts.” U.S. CONST. art. I § 10; TEX. CONST. art. I § 16. The Texas Supreme Court has authoritatively interpreted the Texas Contract Clause to prohibit laws that directly target the terms of a private contract; that provision, however, does not prohibit the State from taking action under the police power that only incidentally affects the subject matter of the contract. The federal provision relies on a multi-factor balancing test to determine whether an impairment is justified by the government’s exercise of its police power.

1. The Texas Constitution’s Contract Clause

Article I, Section 16 of the Texas Constitution provides that “[n]o . . . law impairing the obligation of contracts . . . shall be made.” That provision applies in different ways to two types of contracts: (1) contracts between private parties (“private contracts”); and (2) contracts between a private party and the State of Texas (“state contracts”).

a. Private Contracts

The contractual obligations between private parties – including those between a creditor and debtor – may not be “impaired” by an act of the legislature. TEX. CONST. art. I § 16; see Travelers’ Ins. Co. v. Marshall, 76 S.W.2d 1007 (Tex. 1934). While the Texas Supreme Court has not defined with precision what constitutes an “impair[ment of] the obligation of contracts,” Langever v. Miller, 76 S.W.2d 1025, 1029-35 (Tex. 1934) (quoting cases and other authorities), that court has understood an “impairment” generally to be a legislative act that “nullifies that portion of the contract, read in the light of the then existing statute, which entitled” a party to a right under the contract. Id. at 1029. More particularly, the Texas Supreme Court has distinguished legislation having only “incidental effects” on contracts from legislation “specifically directed against the terms of a contract.” Barshop v. Medina County Underground Water Conservation Dist., 925 S.W.2d 618, 634 (Tex. 1996). When the legislature passes a statute of the former type, it does not violate the Texas Constitution so long as it is “a valid exercise of the police power necessary to safeguard the public safety and welfare.” Id. at 635. But when the legislature enacts a statute specifically directed at the terms of a contract, it violates the Texas Contract Clause.

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Although the case law delineating those two types of legislation is far from comprehensive,4 three decisions offer guidance. The first is Travelers, supra. The legislation at issue in that case was a “moratorium act” that delayed banks’ recourse in collecting collateral property upon borrower default; the contract at issue was the loan agreement between the bank and the borrower. 76 S.W.2d at 1008-09. The Texas Supreme Court held that the act violated the Texas Contract Clause. Describing its holding in broad terms, the Texas Supreme Court declared that any law impairing the obligation of a contract is unconstitutional, regardless of the emergency conditions that the legislature might cite to justify the impairment. Id. at 1011. “The limitation thus imposed is emphatic, unambiguous and without exception; it applies alike to all contracts and protects all obligations of contracts from destruction or impairment by subsequent legislation.” Id.

Three years later, the U.S. Supreme Court decided Henderson Co. v. Thompson, 300 U.S. 258 (1937), in which the court applied the Texas Contract Clause and interpreted Travelers.5 In Henderson, the challenged legislation regulated the natural gas industry: It defined “sweet” and “sour” gas; it prohibited certain uses of sweet gas; and it prohibited the extraction of sweet gas from particular sources. Id. at 260. The plaintiff’s gas wells were classified as “sweet gas,” and the extraction of the gas was therefore prohibited. Id. at 261. Plaintiff alleged that the legislation impaired two sets of contracts: (1) contracts between a gas processing plant and its suppliers for the receipt of sweet gas; and (2) contracts between the processing plant and its customers for the delivery of sweet gas residue. Id. at 266. The U.S. Supreme Court held that the state statute did not impair the contracts because it was not “specifically directed against the terms of the contracts.” Id. Rather, the court concluded, the legislation “deal[t] merely with the use of an article of commerce; and its effect upon contracts [wa]s incidental.” Id. The U.S. Supreme Court noted that “the Constitution of the State of Texas has never been held to avoid a police statute dealing directly with physical things in the interest of the public welfare, and touching contractual relationships only incidentally as they may have attached to those physical things prior to the passage of the statute.” Id. (internal quotation marks omitted). The U.S. Supreme Court distinguished the facts before it from those in Travelers on the same ground: In Travelers, the challenged law directly regulated the enforcement of contracts, whereas in Henderson the challenged law regulated only the articles of commerce at issue in the contracts and not the terms of the contracts themselves.

Returning to the issue more recently in Barshop, 925 S.W.2d at 634, the Texas Supreme Court ratified the reasoning of Henderson. In Barshop, the State had enacted

[4]	In 1996, the Texas Supreme Court noted that it had not considered the scope of the Contract Clause in the preceding sixty-two years. See Barshop, 925 S.W.2d at 634.
[5]

The Supreme Court reviewed the legislation under the Texas Constitution as well as under several provisions of the U.S. Constitution. Henderson, 300 U.S. at 261. Although the U.S. Supreme Court’s or any other federal court’s interpretation of the state constitution or state law is not binding on that state’s courts, the Texas Supreme Court has viewed the U.S. Supreme Court’s analysis of Texas law as persuasive. See, e.g., Barshop, 925 S.W.2d at 634-35 (“While the Supreme Court’s decision in Henderson was not controlling on Texas courts, several courts of appeals have noted its holding in concluding that an exercise of the police power necessary to safeguard the public safety and welfare can justify the impairment of contractual rights and obligations.”).

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legislation regulating the extraction of water from Texas’s Edwards Aquifer. The plaintiffs – two county water conservation districts, a cattle raisers organization, a cattle company, and a private individual – alleged that the act violated the Texas Contract Clause. They argued that the law impaired the obligation of contracts between suppliers of potable water who drew their water from the aquifer and the customers of those suppliers, because the new Texas law threatened the ability of the suppliers to satisfy their customers’ contractual demands. See Findings of Fact and Conclusions of Law, Medina County Underground Water Conservation Dist. v. Barshop, No. 95-08-13471-CV at ¶ 323 (Dist. Ct. of Medina County, Dec. 18, 1995). The Texas Supreme Court rejected that claim, holding that the obligation was not unconstitutionally impaired “because [the Act was] a valid exercise of the police power necessary to safeguard the public safety and welfare,” and the law was not directly aimed at the terms of the contract. 925 S.W.2d at 635.

Taken together, Barshop, Henderson, and Travelers indicate that legislation that substantially modifies the terms of a private contract to which the State is not a party, or that materially delays the recourse available to parties of the contract, would constitute a violation of the Texas Contract Clause unless such legislation was a valid exercise of the State’s police power and the effect on the contract was incidental. Here, Texas authorized any party issuing System Restoration Bonds to include the State’s pledge not to “impair the value of transition property” and not to “reduce, alter, or impair the transition charges” in bond documentation, and the Issuer included those terms in its bond documentation. Any state action of a legislative character, including the repeal, amendment, or modification of the Securitization Provisions of PURA, that a court would determine violates the Pledge in a manner that substantially impairs the value of System Restoration Property, or substantially reduces, alters, or impairs the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections), would contravene Section 39.310, and as such would constitute an act specifically directed at a term of the contract. Such an act would be directed specifically at the Pledge as reproduced in documentation relating to the System Restoration Bonds, i.e., contract terms that the State had authorized by legislation.

b. State Contracts

The Pledge itself may also constitute a binding contract between the State of Texas and the issuer and holders of System Restoration Bonds. In enacting the legislation, not only did the State of Texas pledge that it would not interfere with the System Restoration Bonds in a manner that would impair the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) or the value of the System Restoration Property, but it also authorized “[a]ny party issuing transition bonds” to include that Pledge in any documentation relating to the bonds. TEX. UTIL. CODE. ANN. § 39.310. As described in detail below, see infra pp. 12-14, the U.S. Supreme Court has found that, for the purposes of the Federal Constitution, a statute may constitute a binding contractual obligation with private parties despite “the presumption . . . that a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.” Nat’l R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 466 (1985) (internal quotation marks omitted); see also U.S. Trust Co. v. New Jersey,

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431 U.S. 1, 17-18 & n.14 (1977) (noting that parties stipulated that the state legislation at issue constituted a contractual obligation of the State). Consistent with the analysis below, see infra pp. 12-14, Section 39.310 of PURA may convey an intent to bind the State of Texas contractually. Section 39.310 does not merely contain a Pledge from the State of Texas. It also authorizes the inclusion of the Pledge in specified contracts, expressly incorporating Texas’s promises and obligations into those contracts.

The Texas Supreme Court has not specifically addressed whether PURA or similar laws should be construed as binding contractual obligations. But two illustrative cases suggest that the Texas Supreme Court may hold that they are. See Morris & Cummings v. Texas, 62 Tex. 728, 1884 WL 8989 at *11-*12 (1884); Basset v. City of El Paso, 30 S.W. 893, 895 (1895). In Morris, Morris & Cummings had contracted with the city of Corpus Christi in 1872 to collect tolls on behalf of the city. 1884 WL at *11. In 1873, the State of Texas re-incorporated Corpus Christi with legislation that explicitly “recognized [previous city ordinances and contracts] as valid and binding contracts between the city and Morris & Cummings, who had acted under and availed themselves of [the provisions of said ordinances and contracts].” Id. at *6. In 1875, the State of Texas repealed the act incorporating Corpus Christi, purportedly extinguishing the city’s contracts with Morris & Cummings. The Texas Supreme Court held that, although “[t]he power of the legislature to alter or repeal an act chartering a municipal corportion [sic] is undoubted,” id. at *11, the State could not repeal the 1875 charter in such a way as would effectively extinguish the contractual agreement between Morris & Cummings and the city, id. at *12-*13. The State was obligated not “to absolve [the municipality] from its liabilities to creditors . . . .” Id. at *12.

In Basset, the city of El Paso had issued bonds to fund its waterworks. 30 S.W. at 894. The city council passed an ordinance “creat[ing] a special fund, in the city treasury, to be known as the waterworks bonds sinking fund,” to repay the bonds, and levying property taxes to raise the necessary revenue. Id. The court held that city officials had authority to levy the tax. One reason given by the Texas Supreme Court was that “[t]he bonds, when issued, would be based upon and relate back to this order providing for the interest and sinking fund, and the order would be part of the contract between the city and the holder of the bonds.” Id. at 895 (emphasis added). Because the tax was an implicit obligation in the bond contract, a “[bond]holder could compel the levy of a sufficient tax” if the city failed to do so of its own volition. Id.

Thus, in Basset and Morris & Cummings, the Texas Supreme Court recognized that legislation providing funding, authorization, and support for particular contractual relationships cannot be repealed if it will impermissibly impair contractual obligations.6 Regrettably, both Basset and Morris & Cummings were decided more than a century ago. In addition, the contracts at issue in those cases are factually distinguishable from the legislation at issue here. Both of those cases involved written contracts executed by a governmental entity,

[6]

See also City of Aransas Pass v. Keeling, 247 S.W. 818, 821 (Tex. 1923) (Legislature’s authorization of bond issue or creation of fund for bonds’ payment cannot be repealed without implicating the Texas Constitution’s or U.S. Constitution’s Contract Clause), cited with approval in Edgewood Ind. Sch. Dist. v. Meno, 917 S.W.2d 717, 742 (Tex. 1995).

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and the statutory promise was held to be incorporated into that governmental agreement. Here, by contrast, there is no explicit contractual instrument executed by a governmental entity to which the Pledge might be appended. Texas did, however, authorize the Issuer and Bondholders to include Texas’s Pledge in their agreements. That is evidence that the State of Texas intended its Pledge to become an enforceable part of those agreements, much as the charter became part of the contract between the city and the contractor in Morris & Cummings and as the property-tax ordinance became part of the contract between the city and bondholders in Bassett.

c. Conclusion: Availability of Injunctive and Declaratory Relief

Based on our analysis of relevant judicial authority, as set forth above, and subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in this letter, it is our opinion that a reviewing court would conclude that the State Pledge (i) creates a binding contractual obligation of the State of Texas for purposes of the Texas Contract Clause and (ii) unless the State’s action is a reasonable exercise of its sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action, provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Texas Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal, amendment, or modification of the Securitization Provisions of PURA, that a court would determine violates the Pledge in a manner that substantially impairs the value of the System Restoration Property, or substantially reduces, alters, or impairs the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections).

If Texas did violate the Texas Contract Clause, then the parties to the contract could obtain an injunction prohibiting state executive branch officials from enforcing the legislation. See Travelers, 76 S.W.2d at 1008; see also City of El Paso v. Heinrich, 284 S.W.3d 366, 368-69 (Tex. 2009); Dir. of Dep’t. of Agric. and Env’t v. Printing Indus. Ass’n of Texas, 600 S.W.2d 264, 265-66 (Tex. 1980). The complainants could, in the alternative, secure a declaratory judgment that the State’s actions violated the Texas Contract Clause. “Private parties may seek declaratory relief against state officials who allegedly act without legal or statutory authority. . . . This is because suits to compel state officers to act within their official capacity do not attempt to subject the State to liability. . . . Therefore, certain declaratory-judgment actions against state officials do not implicate the sovereign-immunity doctrine.” Texas Natural Res. Conservation Comm’n v. IT-Davy, 74 S.W.3d 849, 855 (Tex. 2002) (citations omitted); accord Heinrich, 284 S.W.3d at 370.7

[7]

The phrase “certain declaratory-judgment actions” refers to those that, in substance or effect, do not seek to establish the State’s monetary liability under a contract. As the Texas Supreme Court explained in Federal Sign v. Texas Southern University, “we distinguish suits to determine a party’s rights against the State from suits seeking damages. A party can maintain a suit to determine its rights without legislative permission.” 951 S.W.2d 401, 404 (Tex. 1997), cited in IT-Davy, 74 S.W.3d at 856. Suits that would have the practical effect of extracting money damages from the State for breach of contract can only be filed pursuant to Texas’s “comprehensive schemes that allow contracting parties to resolve breach-of-contract claims against the State.” Id. at 857 (citing TEX. CIV. PRAC. & REM. CODE § 107.001; TEX. GOV’T CODE §§ 2260.001-.108). Because a Contract Clause claim against state executives seeking to enjoin the enforcement of an impairment of contract would not, in name or in effect, impose financial obligations on the State, such a claim would not be governed by the State’s “comprehensive schemes.”

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An order by a court to enjoin an impairment would be subject to a showing that (1) immediate and irreparable harm would occur if the injunction does not issue, (2) the claim for relief is based upon an established legal right, (3) there is no adequate remedy at law, (4) the equities preponderate in favor of the moving party, and (5) there has been a violation of the Texas Contract Clause and such action is not necessary to further a significant and legitimate public purpose. The availability of such injunctive relief would be further subject to the discretion of the courts: “The decision to grant or deny a temporary writ of injunction lies in the sound discretion of the trial court, and the court’s grant or denial is subject to reversal only for a clear abuse of discretion.” Walling v. Metcalfe, 863 S.W.2d 56, 58 (Tex. 1993) (citing State v. Walker, 679 S.W.2d 484 (Tex. 1984)). Whether to provide declaratory relief is likewise subject to the courts’ discretion: “A trial court has discretion to enter a declaratory judgment so long as it will serve a useful purpose or will terminate the controversy between the parties.” Bonham State Bank v. Beadle, 907 S.W.2d 465, 468 (Tex. 1995). We note that, to the extent that any impairment also constitutes a “taking” under the Texas or Federal Takings Clauses so as to require the State to pay just compensation, see infra Part B (“The Takings Clauses”), the availability of such compensation might constitute an adequate remedy at law and equitable relief and declaratory relief might be unavailable. Cf. Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1016 (1984).

2. The Federal Constitution’s Contract Clause

The Federal Constitution also prohibits Texas from passing any law “impairing the Obligation of Contracts.” U.S. CONST. art. I § 10. The Federal Contract Clause, like its Texas counterpart, operates differently on private contracts on the one hand and state contracts on the other. The U.S. Supreme Court has indicated that “impairments of a State’s own contracts would face more stringent examination under the Contract Clause than would laws regulating contractual relationships between private parties,” although “private contracts are not subject to unlimited modification under the police power.” Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 n.15 (1978) (quoting U.S. Trust, 431 U.S. at 22-23) (citation and internal quotation marks omitted).

a. Private Contracts

To prevail on a claim that federal legislation unconstitutionally impairs the obligation of a contract to which the State is not a party, the plaintiff must demonstrate that the statute alters contractual rights or obligations. Nat’l R.R., 470 U.S. at 455. If there is an impairment, then the reviewing court must determine whether that impairment is substantial enough to constitute an unconstitutional impairment of the parties’ rights or obligations.

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In determining whether a law unconstitutionally impairs the obligations of a private contract, the courts consider a variety of factors. In Allied Structural Steel and in Home Bldg. & Loan Ass’n v. Blaisdell, 290 U.S. 398 (1934), the U.S. Supreme Court explicitly weighed five such considerations: (1) whether the law was enacted pursuant to an “emergency”; (2) whether the law was enacted to “protect a basic societal interest, not a favored group”; (3) whether the relief was “appropriately tailored to the emergency that it was designed to meet”; (4) whether the imposed conditions were “reasonable”; and (5) whether the legislation was limited to the duration of the emergency. Allied Structural Steel, 438 U.S. at 242 (citing Blaisdell, 290 U.S. at 434-447).

The U.S. Supreme Court has since marshaled those considerations into a three-step test. See Energy Reserves Group, Inc. v. Kansas Power and Light Co., 459 U.S. 400 (1983). Courts first consider whether the state law operates as a substantial impairment of a contractual relationship. (For the purposes of this letter, we assume that the impairment is substantial.) Where there is a substantial impairment, the State must demonstrate that the regulation had a significant and legitimate public purpose. Once such a purpose is identified, courts will consider whether the regulation’s adjustment of rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the measure’s adoption. Id. at 411-13.

i. Legitimate Public Purpose

If Texas were to pass legislation that substantially impairs contractual obligations, then courts would inquire whether “the adjustment of the rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.” Energy Reserves Group, 459 U.S. at 412 (brackets, quotation marks omitted). Where the State is not a party to the contract, the court will “defer to legislative judgment as to the necessity and reasonableness of a particular measure.” Id. at 413. “[T]he State . . . must have a significant and legitimate public purpose behind the regulation, such as the remedying of a broad and general social or economic problem.” Id. at 411-12. The State must be acting pursuant to its “police power, rather than providing a benefit to special interests.” Id. at 412.

In judging necessity, the U.S. Supreme Court has considered the context in which the law was enacted. In Blaisdell, the state legislation was justified as a response to the lodestar of economic emergencies, the Great Depression. 290 U.S. at 442. In Allied Structural Steel, by contrast, the Court held that general concern about pensions was not by itself a sufficient emergency; nor had the government declared an official emergency. 438 U.S. at 249. Finally, in Energy Reserves Group, the Court noted that the Kansas statute at issue had been enacted to protect consumers from the escalation of natural gas prices caused by recent deregulation. 459 U.S. at 416-17. Judgment of this factor’s application to hypothetical Texas legislation is impossible without knowledge of the context in which that legislation is passed; in any event, a more urgent context would receive greater deference from the courts than would a non-emergency.

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The U.S. Supreme Court has also considered, on the question of justification, whether the challenged law was passed to protect broad societal interests or merely to benefit some to the detriment of others. In Blaisdell, the Supreme Court approved a law treating all debtors and creditors alike. The statute had not been passed “for the mere advantage of particular individuals but for the protection of a basic interest of society.” 290 U.S. at 445. (Notably, this assertion was largely a priori, and the opinion offered no further explanation.) In Allied Structural Steel, by contrast, the Supreme Court criticized a law that affected only some employers (those closing offices in Minnesota) and that took aim “only at those who had in the past been sufficiently enlightened as voluntarily to agree to establish pension plans for their employees.” 438 U.S. at 249-250.

ii. Reasonableness

Finally, the conditions set by the law must be reasonable in light of their justification. In Blaisdell, the emergency-justified regulations regarding mortgage recourse were deemed “reasonable” because they did not wholly eviscerate mortgage obligations; rather, they merely extended the period for redemption following a foreclosure. Moreover, the act was not of indefinite duration, but was time-limited (albeit subject to extension). 290 U.S. at 446-48. In Allied Structural Steel, by contrast, the statute – which “impos[ed] a sudden, totally unanticipated, and substantial retroactive obligation upon the company to its employees” – “was not enacted to deal with a situation remotely approaching the broad and desperate emergency economic conditions of the early 1930’s – conditions of which the Court in Blaisdell took judicial notice.” 438 U.S. at 249. In Energy Reserves Group, the U.S. Supreme Court noted that the Kansas gas price caps applied to only a small amount of gas consumed in the State, and that the law reintroduced certainty to a market otherwise operating under “indefinite price escalator clauses.” 459 U.S. at 418. Importantly, the court conducted that analysis “in light of the deference to which the Kansas Legislature’s judgment is entitled.” Id. If Texas were to enact legislation substantially impairing the obligations of contract, then the courts would invalidate the legislation if it was unreasonable in relation to the conditions put forth to justify its enactment.

b. State Contracts

i. Existence of a Contract

To prevail on a claim that state legislation unconstitutionally impairs the obligation of a contract to which the State is a party, the plaintiff must first demonstrate the existence of such a contract. Courts have held that, “absent some clear indication that the legislature intends to bind itself contractually, the presumption is that ‘a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.’” Nat’l R.R., 470 U.S. at 465-66 (quoting Dodge v. Bd. of Educ., 302 U.S. 74, 79 (1937)). “Policies, unlike contracts, are inherently subject to revision and repeal, and to construe laws as contracts when the obligation is not clearly and unequivocally expressed would be to limit drastically the essential powers of a legislative body.” Id. at 466. National Railroad identified two principal considerations in determining whether a legislative act creates a contractual obligation.

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First, if the legislation “provides for the execution of a written contract on behalf of the state, the case for an obligation binding upon the state is clear. But absent an adequate expression of an actual intent of the state to bind itself,” the finding of a contract is less likely. Id. at 466-67 (internal quotation marks and citations omitted, emphasis omitted). PURA’s Section 39.310, detailing the State’s Pledge, authorizes parties to execute written contracts incorporating the Pledge, but whether that suffices to manifest the State’s intent to “bind” itself is less obvious. Section 39.310 maintains that “[t]ransition bonds are not a debt or obligation of the state” – a statement that appears to disclaim governmental financial liability for the bonds themselves. But to say that Texas did not bind itself, by contractual obligation, to make payment on or financially backstop System Restoration Bonds is not the same as to say that the State did not bind itself to not enact countervailing legislation. In Section 39.310, the State expressly “pledges . . . for the benefit and protection” of bondholders and electric utilities, “that it will not take or permit” countervailing legislation. That statement is, by its terms, a promise. And the State demonstrated its intent for parties to rely on the promise when ordering their affairs by authorizing the Pledge’s inclusion in specified contracts, albeit ones to which the State is not a signatory: as noted above, the SRA specified that securitizations under Chapter 36, Subchapter I shall be subject to the standards, procedures, and protections governing transition cost securitizations under Chapter 39, Subchapter G of PURA, including the State’s pledge not to reduce, alter, or impair transition charges or impair the value of transition property. See TEX. UTIL. CODE ANN. § 36.403(b) (codifying SRA provision stating that the securitization provisions of Chapter 39, Subchapter G would “continue to govern” both “the financing order and the rights and interests established in the order” and “any transition bonds issued pursuant to the financing order.” (emphasis added).

The text of the Pledge compares favorably with the legislation at issue in National Railroad. Indeed, in authorizing inclusion of the Pledge in contracts and thereby outlining the terms on which private parties may execute contracts, Texas included none of the express reservations found in the statute at issue in National Railroad. For example, in National Railroad, the U.S. Supreme Court noted that, “lest there be any doubt . . . Congress ‘expressly reserved’ its rights to ‘repeal, alter, or amend the Act at any time.’” 470 U.S. at 467. In marked contrast, Texas issued no such reservation in PURA and, indeed, “pledge[d],” for the “protection” of financing parties and electric utilities, to “not take or permit” any actions impairing the value of the System Restoration Property, or reducing, altering, or impairing the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) which are specified in the System Restoration Bond contracts. TEX. UTIL. CODE ANN. § 39.310. That language weighs in favor of finding a binding contractual obligation on the State. Indeed, it is similar to the language conceded to create a contractual obligation in U.S. Trust. Unlike the statute construed in National Railroad, the Texas Pledge expressly uses the word “pledge” in its assurance. The language indicates the State’s intent to be bound vis-à-vis any holders of System Restoration Bonds and supports the conclusion that the Pledge constitutes a contractual relationship between the State and the Bondholders.

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Second, National Railroad suggests that an “atmosphere of pervasive prior regulation” weighs against finding a contract. 470 U.S. at 468-69. In that case, however, the atmosphere was explicitly reinforced by express reservation of the power to repeal. Id. at 469. The Texas Pledge here has no such express reservation and actually promises that the state “will not take or permit any action that would impair the value of transition property, or . . . reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties . . . .” TEX. UTIL. CODE. ANN. § 39.310 (emphasis added). An “atmosphere of pervasive prior regulation” may weigh against the reasonable expectation that further regulation is not forthcoming. But the Texas Pledge’s strong statement appears specifically designed to disavow and forestall the expectation of further regulation that would interfere with the collection of charges financing the System Restoration Bonds (e.g., reducing, altering, or impairing the System Restoration Charges), or that would otherwise substantially impair the value of System Restoration Property.8

ii. Reserved Powers Doctrine

Assuming a contract and legislation that substantially impairs the obligation of that contract, the contract would not be enforceable if it purported to “bargain away” the “reserved powers” of the State. U.S. Trust, 431 U.S. at 23. That is, even if Texas intended to be contractually bound, it must be within the State’s power to create that obligation. Generally speaking, while a State can “contract[] away” its power to tax and spend in the future, it cannot do the same with its power of eminent domain or its police power. Id. at 23-24 & n. 21. Regulation of utilities is one of the police powers of the States. Pacific Gas & Elec. v. State Energy Res. Conservation & Dev. Comm’n, 461 U.S. 190, 206 (1983).

In our opinion, the Pledge does not constitute an impermissible attempt to “contract away” the police power of the State of Texas. The State has merely pledged not to reduce, alter, or impair the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections) that will fund repayment of the System Restoration Bonds or impair the value of the System Restoration Property, which includes the right to impose and collect charges under the terms of the Financing Order. Health and safety

[8]

The U.S. Supreme Court has, in other contexts, found binding contractual obligations, but it has done so under circumstances materially different from those here. In one of those cases, the obligation was appended to another existing contract between a state government and the complaining party. See State of Indiana ex rel. Anderson v. Brand, 303 U.S. 95 (1938) (holding that state Tenure Act created binding contractual obligations enforceable by teachers with contractual relationships with public schools). In another case, the U.S. Supreme Court held that a general act modifying corporate charters constituted a contractual relationship, but there the legislation provided that it “shall not go into effect or be binding upon [a] company until the said company . . . shall have signified its assent hereto . . . .” New Jersey v. Yard, 95 U.S. 104, 110 (1887). In effect, the State had given private parties the power to “accept” its “offer.” See also U.S. Trust Co. v. New Jersey, 431 U.S. 1, 17 (1977) (noting that parties conceded that legislation created a contractual obligation).

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regulations regarding the transmission or distribution of electricity going forward will not affect these charges. Nor can the Pledge be read as contracting away any power to regulate the safety of electric utility properties. Therefore, the reserved-powers doctrine would not preclude a court from holding that violation of the terms of the Pledge constitutes an unconstitutional violation of the Contract Clause of the United States Constitution.

iii. Justification

As noted above, a State faces stricter scrutiny when attempting to impair or abrogate a contract to which it is a party. If a state’s impairment of its own contract cannot be justified under the reserved powers doctrine, then it may nevertheless withstand judicial scrutiny if the state’s action is undertaken in response to “a significant and legitimate public purpose.” Energy Reserves, 459 U.S. at 250. Put another way, impairment of a state contract “may be constitutional if it is reasonable and necessary to serve an important public purpose.” U.S. Trust, 431 U.S. at 25. The courts will defer at least to some extent to the legislature’s judgment on the subject, but the state is not given unlimited discretion on the point: “a state is not free to impose a drastic impairment when an evident and more moderate course would serve its purposes equally well.” Id. at 31.

c. Conclusion: Availability of Injunctive and Declaratory Relief

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in this letter, that a reviewing court would conclude that the State Pledge (i) creates a binding contractual obligation of the State of Texas for purposes of the Federal Contract Clause and (ii) unless the State’s action is a reasonable exercise of its sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action, provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal, amendment, or modification of the Securitization Provisions of PURA, that a court would determine violates the Pledge in a manner that substantially impairs the value of the System Restoration Property, or substantially reduces, alters, or impairs the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections).

If Texas legislation did violate the Federal Contract Clause, then holders and the issuer of System Restoration Bonds could file suit in federal court against the governor or other state executive officers responsible for enforcing the unconstitutional legislation, requesting injunctive relief to prevent enforcement of the new measure. Ex Parte Young, 209 U.S. 123, 159-60 (1908). In order to obtain injunctive relief, the plaintiff must also show that enforcement of the unconstitutional legislation is imminent. Morales v. TWA, 504 U.S. 374, 381 (1992).9

[9]

The complainants would not be able to sue the State of Texas for damages resulting from the Federal constitutional violation, because the State would be immune from suit under the 11th Amendment to the United States Constitution. See, e.g., North Carolina v. Temple, 134 U.S. 22, 25, 30 (1890) (holding that North Carolina enjoys sovereign immunity from claimed violation of Federal Contract Clause) (citing Ex Parte Ayers, 123 U.S. 443 (1887)). The complainants, however, would be able to sue individual officers for injunctive relief under Ex Parte Young.

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The provision of injunctive relief would be subject to judicial discretion, and would be subject to a showing that (1) immediate and irreparable harm would occur if the injunction does not issue, (2) the claim for relief is based upon an established legal right, (3) there is no adequate remedy at law, and (4) the equities preponderate in favor of the moving party. See supra pp. 9-10. In addition, declaratory relief would be available subject to the court’s discretion. 28 U.S.C. § 2201; Wilton v. Seven Falls Co., 515 U.S. 277, 282-83 (1995). Finally, as noted above, supra pp. 9-10, the availability of injunctive and declaratory relief might be limited where the State’s actions constitute an unconstitutional “taking” for which the aggrieved party can recoup money damages at law.

3. Conclusion: The Federal and Texas Constitutions’ Contract Clauses

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in this letter, that a reviewing court would conclude that (i) the Pledge creates a binding contractual obligation of the State of Texas for purposes of the Federal Contract Clause and the Texas Contract Clause, and (ii) the Pledge provides a basis upon which the Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause and the Texas Contract Clause, the constitutionality of any action by the State (including the Commission) of a legislative character, including the repeal, amendment, or modification of the Securitization Provisions of PURA, that a court would determine violates the Pledge in a way that substantially impairs the value of the System Restoration Property, or substantially reduces, alters, or impairs the System Restoration Charges (other than specified true-up adjustments to correct any overcollections and undercollections), prior to the time that the System Restoration Bonds are fully paid and discharged, unless the action is a reasonable exercise of the State’s sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action.

B. The Takings Clauses

Because the Texas Takings Clause largely has been assumed to be coextensive with the Federal Takings Clause, see infra p. 20 (citing, inter alia, Sheffield Dev. Co. v. City of Glenn Heights, 140 S.W.3d 660, 669 (Tex. 2004)), we begin with a review of the Federal Takings Clause.

1. The Federal Constitution’s Takings Clause

The Takings Clause of the Fifth Amendment to the United States Constitution states: “nor shall private property be taken for public use, without just compensation.” That provision is made applicable to the States via the Fourteenth Amendment. Webb’s Fabulous

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Pharmacies v. Beckwith, 449 U.S. 155, 160 (1980). The Takings Clause covers both tangible and intangible property. Ruckelshaus, 467 U.S. at 1003. Outside of a limited category of “per se” regulatory takings, challenges to legislation pursuant to the Takings Clause are essentially decided on an ad hoc factual basis. Penn Cent. Transp. Co. v. City of New York, 438 U.S. 104, 124 (1978); Ruckelshaus, 467 U.S. at 1005.

a. The Existence of Property Rights and the “Taking” Thereof

Whether the enactment of legislation that repeals, amends, or modifies the Securitization Provisions of PURA providing for, authorizing, or supporting the collection of charges financing the System Restoration Bonds, or that otherwise substantially impairs the value of System Restoration Property, in violation of the Pledge, constitutes an unlawful “taking” turns primarily on whether a court would conclude that “property” has been appropriated by the government. The Supreme Court has stated broadly that “contracts . . . are property and create vested rights” for the purposes of the Takings Clause. Lynch v. United States, 292 U.S. 571, 577 (1934). It has clarified more recently, however, that “the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking.” Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224 (1986). “Contracts may create rights of property, but when contracts deal with a subject matter which lies within the control of Congress, they have a congenital infirmity. Parties cannot remove their transactions from the reach of dominant constitutional power by making contracts about them.” Id. at 223-24.

To determine whether a property right has been unconstitutionally invaded, the U.S. Supreme Court has focused on three factors of “particular significance”: (1) “the economic impact of the regulation on the claimant”; (2) “the extent to which the regulation has interfered with distinct investment-backed expectations”; and (3) “the character of the governmental action.” Id. at 225 (quoting Penn Cent., 438 U.S. at 124).

In Connolly, Congress enacted a requirement that employers pay a fixed and certain amount to the Pension Benefit Guaranty Corporation to cover the company’s “unfunded vested benefits.” 475 U.S. at 211. The plaintiffs, a group of employers, sued on the grounds that, because the terms of the trust agreements that they had executed with their employees required the employers to pay a lesser contribution, the new federal requirements of additional payments impaired the employers’ rights under the trust agreements. Id. at 217-20. Although the U.S. Supreme Court acknowledged that the legislation “completely deprives” employers of the additional funds that they would now have to pay to satisfy the statutory requirement, id. at 225-26, it noted that pension plans long had been the subject of extensive government oversight: “Those who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end.” Id. at 227 (quoting FHA v. The Darlington, Inc., 358 U.S. 84, 91 (1958)). Consequently, those operating in an area subject to pervasive government regulation generally cannot have a reasonable investment-backed expectation that regulations will not change. Id. at 227. The U.S. Supreme Court further

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observed that the government, in passing the challenged legislation, did not “physically invade or permanently appropriate any of the employer’s assets for its own use.” Id. at 225.

In United States v. Security Industrial Bank, 459 U.S. 70 (1982), the U.S. Supreme Court considered a challenge to a bankruptcy reform statute. The creditor plaintiffs argued that the bill’s modification of a bankruptcy law – allowing debtors to avoid pre-modification liens on debtor property – constituted an unconstitutional “taking” of the creditors’ property rights in the liens. Although the government’s action involved no physical occupation of the plaintiffs’ property, the U.S. Supreme Court stressed that “[t]he total destruction by the government of all compensable value of these liens, which constitute compensable property, has every possible element of a Fifth Amendment taking and is not a mere consequential incidence of a valid regulatory measure.” Id. at 77. To avoid this apparent constitutional infirmity, the U.S. Supreme Court construed the legislation as applying only to lien interests vesting after the legislation took effect. Id. at 82.

It is our opinion that the enactment of legislation that repeals, amends, or modifies the Securitization Provisions of PURA providing for, authorizing, or supporting the collection of charges financing the System Restoration Bonds, or that otherwise substantially impairs the value of System Restoration Property, without just compensation, would be deemed an unconstitutional taking of property akin to that in Security Industrial Bank if the act appropriates a substantial property interest of the Bondholders in the System Restoration Property and deprives the Bondholders of their reasonable expectations arising from their investments in the System Restoration Bonds. That conclusion is based primarily on the application of the second of the three Connolly factors, “the extent to which the regulation has interfered with distinct investment-backed expectations.” The enactment of such legislation would levy retroactive burdens on the contracting parties despite clear “investment-backed” expectations – expectations specifically promoted and endorsed by the Texas legislature in promulgating the Pledge and in encouraging contracting parties to include the Pledge in System Restoration Bond documentation. That the Texas legislature made the Pledge “for the benefit and protection” of electric utilities and financing parties makes the expectations of those parties all the more reasonable.

The first of the Connolly factors – “the economic impact of the regulation on the claimant” – would also favor holders and the issuer of System Restoration Bonds where, as is assumed for present purposes, the modification of relevant portions of the Securitization Provisions of PURA is substantial and the act appropriates a substantial property interest of the Bondholders in the System Restoration Property and deprives the Bondholders of their reasonable expectations arising from their investments in the System Restoration Bonds. If Texas were to enact legislation that repeals, amends, or modifies the Securitization Provisions of PURA providing for, authorizing, or supporting the collection of charges financing the System Restoration Bonds, or that otherwise substantially impairs the value of System Restoration Property, then the economic impact on Bondholders would be great.

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The third Connolly factor – the character of the government’s action – does not appear significant. There is no actual physical invasion of property. But actual physical invasion of the property is not a necessary condition to a successful takings claim.

b. Enforcement of the “Just Compensation” Provision

An aggrieved property owner generally may not claim a violation of the U.S. Constitution’s Takings Clause until after attempting to recover compensation through state processes. “The Fifth Amendment does not require that compensation precede the taking.” Ruckelshaus, 467 U.S. at 1016. Injunctions are not available against a state government to remedy an alleged Takings Clause violation when a suit for compensation can be brought against the sovereign after the taking. Id.; see Williamson County Reg’l Planning Comm’n v. Hamilton Bank, 473 U.S. 172, 194-95 (1985). Because Texas provides for “inverse condemnation” proceedings by aggrieved property owners – even in the case of nonphysical “regulatory takings,” Town of Flower Mound v. Stafford Estates Ltd. P’ship, 135 S.W.3d 620, 645-46 (Tex. 2004) – a federal cause of action may not arise until the aggrieved property owner has requested compensation from the State and resort to that process failed to “yield just compensation.” Ruckelshaus, 467 U.S. at 1013 (quoted in Williamson County, 473 U.S. at 195). To the extent that Texas’s inverse condemnation procedure is unavailable or inadequate, however, a federal claim could be brought. 473 U.S. at 196-97.10

The case law does not clearly indicate whether, if a federal suit claiming compensation under the Federal Takings Clause is brought directly against the State of Texas, the State can assert sovereign immunity. Although the Texas Supreme Court has held that Texas has waived its sovereign immunity against Takings Clause claims under the Texas Constitution, Steele v. City of Houston, 603 S.W.2d 786, 791 (Tex. 1986), a State’s waiver of sovereign immunity in one forum or against one class of claims is not necessarily construed to be a waiver of sovereign immunity in other forums or against other claims. According to the U.S. Supreme Court, “[t]he government cannot be sued, except with its own consent. It can declare in what court it may be sued, and prescribe the forms of pleading and the rules of practice to be observed in such suits. It may restrict the jurisdiction of the court to a consideration of only certain classes of claims against the [the government].” McElrath v. United States, 102 U.S. 426, 440 (1880); see also West v. Gibson, 527 U.S. 212, 226 (1999) (Kennedy, J., dissenting). The U.S. Supreme Court, however, has noted uncertainty as to whether a State’s declaration of sovereign immunity against a federal takings claim would have effect. City of Monterey v. Del Monte Dunes Ltd., 526 U.S. 687, 713-714 (1999) (assuming arguendo that “the sovereign immunity rationale retains its vitality in cases where [the Fifth] Amendment is applicable”). Nonetheless, the enforcement of legislation that effects a taking could be enjoined by a suit against state officers if monetary relief were unavailable, subject to the five considerations set forth above. See supra p. 9-10. Thus, to the extent that there is a taking without just compensation and just compensation is unavailable through state (or federal) procedures, the issuer and aggrieved Bondholders could seek to enjoin enforcement of the state legislation by suing individual officers under Ex Parte Young and 42 U.S.C. § 1983.

[10]	As noted below, Texas has established procedures for obtaining compensation.

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c. Conclusion

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Federal Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the State’s repeal, amendment, or modification of the Securitization Provisions of PURA or other action in violation of the Pledge constitutes a permanent appropriation of a substantial property interest of the Bondholders in the System Restoration Property and deprives the Bondholders of their reasonable expectations arising from their investments in the System Restoration Bonds. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the System Restoration Bonds.

2. The Texas Constitution’s Takings Clause

Article I, Section 17 of the Texas Constitution provides that “[n]o person’s property shall be taken, damaged or destroyed for or applied to public use without adequate compensation being made, unless by the consent of such person.” Although its references to property being not merely “taken” but also “damaged or destroyed” could suggest that this clause is more expansive than is its federal-constitution counterpart, the Texas Supreme Court has “described it as ‘comparable’[.]” Hallco Texas Inc. v. McMullen County, 221 S.W.3d 50, 56 (Tex. 2006); see also Town of Flower Mound, 135 S.W.3d at 630-31; Sheffield Dev. Co. v. City of Glenn Heights, 140 S.W.3d 660, 669 (Tex. 2004); City of Austin v. Travis County Landfill Co., 73 S.W.3d 234, 238-39 (Tex. 2002); Mayhew v. Town of Sunnyvale, 964 S.W.2d 922, 932 (Tex. 1998).

a. The Police Power

Under the Texas Takings Clause, all property is subject to the valid exercise of the police power and compensation is generally not required for incidental losses. City of College Station v. Turtle Rock Corp., 680 S.W.2d 802, 804 (Tex. 1984). But a regulation exercising police powers will constitute a “taking” if it fails to satisfy two requirements: First, “the regulation must be adopted to accomplish a legitimate goal; it must be ‘substantially related’ to the health, safety, or general welfare of the people.” Second, “the regulation must be reasonable; it cannot be arbitrary.” Id. at 805.

However, if a governing body, in the exercise of its police power, enacts a regulation that goes “too far” in the regulation of private property, then that governing body may be held to have taken property pursuant to its power of eminent domain, requiring that the government pay compensation to the owner. Id. at 804.

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To determine whether a regulation goes “too far,” the courts apply the same factors considered in the Penn Central test for takings under the Federal Constitution’s takings clause. Hallco, 221 S.W.3d at 56.

b. The Existence of Property Rights

Several Texas courts of appeals have expressed doubt that the Texas Takings Clause covers the deprivation of rights and interests not attached to real property. Bates v. Texas State Technical Coll., 983 S.W.2d 821, 826 n.8 (Tex. App.-Waco 1999, pet. denied) (“In our search, we could find no cases that hold that ‘property’ applies to an individual’s property interest in continued employment. Rather, our search indicated that ‘property’ as stated in the Texas constitution refers to real property.”); Seals v. City of Dallas, 249 S.W.3d 750, 759 (Tex. App. – Dallas 2008, no pet.); De Miño v. Sheridan, 176 S.W.3d 359, 368-69 (Tex. App.-Houston [1st Dist.] 2004, no pet.); De Miño v. Univ. of Houston, 2004 WL 2296131 at *4 (Tex. App.-Austin 2004, pet. denied).

But the Texas Supreme Court has held that a franchise is “property” protected by the Texas Takings Clause. Brazosport Sav. and Loan Ass’n v. American Sav. and Loan Ass’n 342 S.W.2d 747, 750 (Tex. 1961) (explaining that “[i]n character and nature a franchise is essentially in all respects property, and is governed by the same rules as to its enjoyment and protection and is regarded by the law precisely as other property”). A “franchise” is “a special privilege conferred by government upon an individual or organization which does not belong to the citizenry at large and in which activity one otherwise could not engage without the franchise.” State of Texas v. Operating Contractors, 985 S.W.2d 646, 653 (Tex. App.-Austin 1999, pet. denied) (summarizing Texas case law regarding franchises and the Takings Clause). Other Texas courts have held that other forms of property are protected by the Takings Clause. See City of Dallas v. VSC, LLC, 242 S.W.3d 584, 593-95 (Tex. App. – Dallas 2008, pet. filed) (liens) State v. Clear Channel Outdoor, Inc., 2008 WL 2986392, at *3-4 (Tex. App. – Houston [14th Dist.] July 31, 2009, no pet. h.) (billboards). In view of those cases, we believe that the Texas Supreme Court would consider a contract (like a franchise or a lien) to be “property” protected by the Texas Takings Clause.

c. Conclusion: Enforcement of the “Just Compensation” Provision

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Texas Takings Clause, a reviewing court would hold that the State is required to pay just compensation to Bondholders if the State were to enact legislation that repeals, amends, or modifies the Securitization Provisions of PURA providing for, authorizing, or supporting the collection of charges financing the System Restoration Bonds, or that otherwise substantially impairs the value of System Restoration Property, where that legislation constitutes a permanent appropriation of a substantial property interest of the Bondholders in the System Restoration Property and deprives the Bondholders of their reasonable expectations arising from their investments in the System Restoration Bonds.

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In the event of such a taking, the aggrieved party would seek damages through an inverse condemnation proceeding against the State. Tarrant Reg’l Water Dist. v. Gragg, 151 S.W.3d 546, 554 (Tex. 2004). The Texas Takings Clause is self-effectuating, as the Texas Supreme Court has recognized the existence of “a lawful cause of action under Section 17, Article I, of the Texas Constitution.” Steele, 603 S.W.2d at 791. “The Constitution itself is the authorization for compensation for the destruction of property . . . .” Id.; accord State v. Holland, 221 S.W.3d 639, 643 (Tex. 2007); Gen. Servs. Comm’n v. Little-Tex Insulation Co., Inc., 39 S.W.3d 591, 598 (Tex. 2001). For that same reason, the court has authoritatively held, Texas waives its sovereign immunity against inverse condemnation suits under the Texas Takings Clause. Id. Injunctive relief is not available in advance of the unlawful taking where the property owner can sue for damages under inverse condemnation. Town of Flower Mound, 135 S.W.3d at 646.

3. Conclusion: The Federal and Texas Constitutions’ Takings Clauses

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that if it concludes that the System Restoration Property is protected by the Federal and Texas Takings Clauses, a reviewing court of competent jurisdiction would find a compensable taking if the State were to enact a law that, without paying just compensation to the Bondholders (i) permanently appropriates the System Restoration Property or denies all economically productive use of the System Restoration Property; or (ii) destroys the System Restoration Property, other than in response to emergency conditions; or (iii) substantially impairs the value of the System Restoration Property, if the law unduly interferes with the Bondholders’ reasonable investment backed expectations.

There can be no assurance, however, that any award of compensation would be sufficient to pay the full amount of principal of and interest on the System Restoration Bonds.

GENERAL MATTERS

We note that judicial analysis of issues relating to the Federal Contract Clause, the Federal Takings Clause, the Texas Contract Clause, and the Texas Takings Clause, and the retroactive effect to be given to judicial decisions has typically proceeded on a case-by-case basis and that the courts’ determinations, in most instances, are usually strongly influenced by the facts and circumstances of the particular case. We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause, Federal Takings Clause, Texas Contract

To Each Person Listed on

the Attached Schedule I	November 25, 2009

Clause, or Texas Takings Clause challenge to a law passed by the legislature; such precedents and such circumstances could change materially from those discussed above in this letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

This letter is limited to the federal laws of the United States of America and to the laws of the State of Texas.

This letter is being delivered solely for the benefit of the persons to whom it is addressed. We assume no obligation to update or supplement the opinions or statements expressed herein to reflect any facts or circumstances which may hereafter come to our attention with respect to such opinions or statements, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ BAKER BOTTS L.L.P.

BAKER BOTTS L.L.P.

Schedule I

CenterPoint Energy Restoration Bond Company, LLC

1111 Louisiana, Suite 4664B

Houston, Texas 77002

CenterPoint Energy Houston Electric, LLC

1111 Louisiana

Houston, Texas 77002

Deutsche Bank Trust Company Americas

Structured Finance Services

Trust and Securities Services

Ref: CenterPoint Energy Restoration Bond Company, LLC

60 Wall Street, 26th Floor

Mail Stop NYC60-2606

New York, New York 10005

Standard & Poor’s Ratings Services, Standard & Poor’s Financial Services LLC business

Attention: Asset Backed Surveillance Department

55 Water Street

New York, New York 10041

Moody’s Investors Service, Inc.

Attention: ABS Monitoring Department

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Fitch, Inc.

Attention: ABS Surveillance

1 State Street Plaza

New York, New York 10004

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Loop Capital Markets, LLC

200 W. Jackson Boulevard, Suite 1600

Chicago, Illinois 60606